UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2025
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2025, the Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Company”) appointed Robert A. Schriesheim, a current member of the Board, as interim Chief Financial Officer of the Company, effective immediately. The Company has commenced a search for a permanent Chief Financial Officer in response to the decision by Mark P. Dentinger, who had been expected to join as Chief Financial Officer on June 2, 2025, to not commence employment with the Company due to an unforeseen medical condition.
Mr. Schriesheim, 65, has served as a member of the Board since 2006. He has been Chairman of Truax Partners LLC, a consulting firm, since 2018 and has served as Adjunct Associate Professor of Finance at the University of Chicago Booth School of Business since September 2023. He served as Executive Vice President and Chief Financial Officer of Sears Holdings Corporation, a publicly traded nationwide retailer, from August 2011 to October 2016. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company. From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc., a publicly traded ERP software provider.
In connection with his appointment, the Company and Mr. Schriesheim entered into an offer letter (the “Offer Letter”) setting the terms of his compensation as interim Chief Financial Officer. While serving in the role, his base salary will be based on an annualized rate of $625,000. The Company also granted Mr. Schriesheim a Restricted Stock Unit (“RSU”) award for the number of shares that is calculated by dividing $1,200,000 by the closing price of the Company’s common stock on May 29, 2025 (the “Start Date”). The RSU will vest on the second anniversary of the Start Date in an amount equal to (x) fifty percent of the RSU award plus (y) fifty percent of the RSU grant multiplied by a fraction, the numerator of which is the number of full months of service as interim Chief Financial Officer and the denominator of which is six; provided that in no case shall such fraction be greater than one. The Company has agreed to reimburse Mr. Schriesheim for the costs of his travel in connection with the interim role, including any taxes payable with respect thereto.
Mr. Schriesheim will serve as the Company’s principal financial officer and principal accounting officer on an interim basis. Philip G. Brace, the Company’s Chief Executive Officer, who has served as the Company’s principal financial officer and principal accounting officer on an interim basis since May 9, 2025, ceased serving in such roles upon Mr. Schriesheim’s appointment. There are no family relationships between Mr. Schriesheim and any director or executive officer of the Company, and Mr. Schriesheim is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Schriesheim resigned as a member of the Audit Committee and the Compensation Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 29, 2025	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary